Exhibit 10.19
COMMONWEALTH OF MASSACHUSETTS
SUFFOLK, ss.            SUPERIOR COURT
        DEPARTMENT OF THE TRIAL COURT

_____________________________________
In the Matter of     Civil Action No.
CREDIT ACCEPTANCE CORP.
________________________________________
ASSURANCE OF DISCONTINUANCE
PURSUANT TO M.G.L. CHAPTER 93A, § 5
I.INTRODUCTION

1.The Commonwealth of Massachusetts (“Commonwealth”), through Attorney General Maura Healey (“AGO”), and Credit Acceptance Corporation (together with its subsidiaries, “CAC”) enter into this Assurance of Discontinuance (“AOD”) pursuant to M.G.L. c. 93A, § 5.
2.CAC is a Michigan corporation that offers financing programs that allow approved car dealerships (“Dealers”) to sell vehicles on credit to subprime and other consumers who purchase automobiles in Massachusetts by entering into retail installment contracts (“Massachusetts Loans”).
3.Pursuant to M.G.L. c. 93A, § 6, the AGO is conducting an ongoing investigation into financing and securitization practices in the subprime auto market. As part of this review, the AGO reviewed CAC's business practices in Massachusetts.
4.Based on the AGO’s review of CAC’s activities, the AGO brought an action in Superior Court against CAC, Commonwealth of Massachusetts v. Credit Acceptance Corporation, Civ. Action No. 20-1954-BLS2, setting forth its allegations regarding CAC’s business practices in the Commonwealth.

5.The Commonwealth’s Superior Court action was resolved by settlement, which requires the filing of this AOD.
6.The AGO agrees to accept this AOD on the terms and conditions contained herein, pursuant to the Massachusetts Consumer Protection Act, M.G.L. c. 93A, § 5. The AGO and CAC both voluntarily enter into this AOD.
7.This AOD does not constitute an admission by CAC of any fact or noncompliance with any state or federal law, rule, or regulation.
II.RESTITUTION, REMEDIATION, AND UNDERTAKINGS

8.Within 5 days of the entry of this AOD, CAC shall pay $27.2 million to an independent trust (the “Fund”) for purposes of (i) making payments to provide relief for eligible customers, (ii) paying costs of implementation, and (iii) paying the AGO’s costs of investigation. The Fund shall be overseen by an independent trustee (the “Trustee”) to be mutually agreed upon by the AGO and CAC within ten (10) days of the date of this AOD. If the AGO and CAC are unable to agree on the identity of the Trustee, the AGO shall choose the Trustee in its sole discretion. The Trustee shall deposit the Fund into interest-bearing accounts such that, to the extent possible: all of the funds are fully guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or the United States Department of the Treasury and the interest rate at the time of the aforementioned deposit are at least equal to the highest interest rate available from among the five largest banks in the City of Boston for a fully liquid federally insured deposit account holding such a sum of money. The Trustee will make investments and disbursements from the Fund only as directed by the AGO and may vary from the investment criteria of this paragraph only with the consent of the AGO. CAC shall retain the Trustee and pay the Trustee's fees and costs associated with its duties under this AOD separate and apart from all other payments required under this AOD, but CAC’s responsibility for payments shall not exceed $95,000. No signature or approval from CAC shall be required for disbursements from the Fund, and CAC shall have no right of refund or reversion with respect to any money or property contributed to the Fund, or to any income earned on, or appreciation in value of, any money or property in the Fund.
9.The Trustee shall make such communications with consumers as directed by the AGO and shall process and hold such forms and information relating to consumer payments under this AOD as directed by the AGO. No later than forty-five (45) business days after the filing of this AOD, the AGO shall provide the Trustee with a list of borrowers that it has preliminarily determined may be eligible for relief based upon the information provided by CAC (the “Borrower Research List”). The Borrower Research List will include borrowers of certain Massachusetts Loans funded by CAC in Massachusetts that the AGO determines, in its sole discretion and based upon its review of materials and data related to such Massachusetts Loans, may have involved violations of Chapter 93A. The AGO shall have sole discretion concerning the composition of the Borrower Research List. Within thirty (30) days of receiving the Borrower Research List, the Trustee shall provide the AGO with the following information, to the extent the Trustee can obtain it without undue burden and in accordance with all requisite and advisable security protocols: the name, address, and social security number of the borrower, as well as any other information reasonably requested by the AGO. The AGO may ask the Trustee to send settlement questionnaires and postage prepaid return envelopes to the borrowers on the list and may make such corrections or amendments to the Borrower Research List as the AGO deems appropriate in its sole discretion. The finalized version of the Borrower Research List, which may be completed in installments, shall be referred to in this AOD as the “Final Borrower List.”
10.The AGO may direct the Trustee to send a letter drafted by the AGO to each borrower on the Final Borrower List. The letter may include a dedicated telephone number for the Trustee as well as contact information or links to the AGO that the recipient may use to obtain information concerning the AOD. For each letter, the Trustee shall also provide a postage prepaid return envelope and, as applicable, a form drafted by the AGO for participation in certain consumer relief components of this AOD (“Opt-in Form”). The letter shall also contain such other forms as the AGO shall determine.
11.The Trustee shall send the letter and Opt-in Form within five (5) business days of the AGO’s direction and shall resend them, if undeliverable, by such means as the AGO shall direct. Opt-in Forms executed and returned to the Trustee shall be maintained in a secure fashion. In addition, the Trustee shall keep in the same manner any additional Opt-in Forms provided to the Trustee by the AGO.
12.The Trustee shall provide the AGO with information relating to the Massachusetts Loans and/or the relief program implementation reasonably available to the Trustee upon request. The Trustee shall cooperate fully with the AGO in the implementation of this AOD, and shall provide materials relevant to the implementation of this AOD promptly to the AGO upon request.
13.Should the AGO determine that additional letters or letter attempts are required in connection with implementing this AOD, the Trustee shall send such letters at the AGO’s direction.

14.For each borrower for whom the Trustee receives an executed Opt-in Form or a direction to issue payment from the AGO, the Trustee shall take action as directed by the AGO. Payments from the Fund shall be made to identified recipients in the amounts specified on the Final Borrower List, which shall be determined based on the AGO’s sole discretion. If a check is not cashed within a specified number of days determined by the AGO, the AGO may direct the Trustee to stop payment on the check. To help facilitate cashing settlement checks, the Trustee shall write the checks on a bank account with at least eight physical branch locations in Massachusetts, and which allows non-account holders to negotiate checks at such locations. The Trustee shall also establish a phone line that depository institutions may call to verify checks and will display this phone number on the checks.
15.At a date to be determined by the AGO but no earlier than three months from the date of filing of this AOD, if there are remaining monies in the Fund, the Trustee shall transfer a portion of such remaining monies as are designated by the AGO to the Commonwealth’s General Fund. After six months of settlement implementation, the Trustee shall confer with the AGO regarding the status of settlement implementation and take such steps as the AGO directs to facilitate an expeditious conclusion of the settlement process, including transfer or transfers of a portion of the remnant of unencumbered or unutilized settlement funds (if any), pursuant to M.G.L. c. 12, § 4A, to the AGO for the purposes of consumer financial education, monitoring and implementation of this AOD, and related financial services mediation or investigative work. Any such funds or a portion of such funds not utilized or encumbered by nine months from the date of the filing of this AOD may in the AGO’s discretion be transferred to the Commonwealth’s General Fund.

16.Upon the AGO's request, made in accordance with the implementation agreements put in place for the administration of the settlement of this matter, CAC will request that the credit reporting bureaus delete the tradeline reported by CAC relating to (i) any Massachusetts Loan identified by the AGO as eligible for relief under this AOD, to the extent the account balance is or has been extinguished or waived pursuant to this AOD, and (ii) any Massachusetts Loan referenced as part of the relief population on CACMA00528000. Additionally, for (a) any Massachusetts Loan referenced on CACMA00528001 which is not also covered by subsections (b) or (c) below and for which the borrower follows procedures for debt relief applicable from any implementation agreement put in place for the administration of the settlement of this matter, (b) any Massachusetts Loan referenced as part of the relief population on CACMA00528000, and (c) any Massachusetts Loan that does not appear on CACMA00528000 but for which the borrower received a non-Williams1 pre-sale or post-sale repossession notice, CAC will, upon being notified by the AGO of the borrower’s debt relief election, waive the remaining account balance and cause any related lien to be released. CAC represents and warrants that it has the ability to cause these balances to be waived. The parties acknowledge that the Massachusetts Loans eligible for relief under this provision are the subject of a bona fide dispute and this provision shall be deemed as a compromise of disputed debt. If CAC and/or the Trustee receives any letters or forms in relation to this AOD from any borrower who received an offer under this AOD, CAC and/or the Trustee shall forward such forms to the AGO even if the letters or forms are received outside of the time frames contemplated by this AOD.
1 A “non-Williams” notice is a pre-sale or post-sale repossession notice that does not refer to the “fair market value” when describing the deficiency, pursuant to M.G.L. c. 106, §§ 9-614 and 9-616, M.G.L. c. 255B § 20B and Williams v. Am. Honda Fin. Corp., 479 Mass. 656 (2018).

17.CAC shall initiate collection calls to its customers in Massachusetts in a manner that is compliant with 940 C.M.R. § 7.00 et seq., and Armata v Target Corp., 480 Mass. 14 (2018). This shall include initiating an unrequested communication with each such customer no more frequently than two times within each seven-day period. CAC shall ensure that it has incorporated appropriate software and that it provides training to staff regarding compliant call practices. A call that is answered by an answering machine shall constitute a collection call for purposes of compliance.2
18.CAC shall send pre-sale and post-sale repossession notices to its customers with Massachusetts Loans that comply with Williams v Am. Honda Fin. Corp., 479 Mass. 656 (2018), which includes the requirement that notices indicate that the fair market value of the vehicle will be or has been, as applicable, used to determine the amount owed by the customer.3
19.CAC shall cause the following documents to be provided to consumers in connection with the purchase of a Vehicle Service Contract (“VSC”) for Massachusetts Loans originated after December 6, 2021. (a) Disclosure: Prior to signing a Massachusetts Loan that includes the purchase of a VSC, a borrower shall be provided with a clear and conspicuous, single-page, standalone document that discloses (i) the purchase of a VSC is not required to obtain financing, and (ii) the total amount by which the purchase of a VSC will increase the
2 Credit Acceptance will comply with governing law. If a subsequent, controlling decision or amendment alters the ruling in Armata or 940 CMR § 7.04 (1) (f), that alteration shall supersede and replace any requirement in paragraph 17 of the AOD to the extent of any alteration such that CAC shall comply with the governing law as it then exists, and all unaltered portions of paragraph 17 shall still apply.

3 Credit Acceptance will comply with governing law. If a subsequent, controlling decision or amendment alters the ruling in Williams or G.L. c. 106, §§ 9-614 or 9-616 or c. 255B, § 20B, that alteration shall supersede and replace any requirement in paragraph 18 of the AOD to the extent of any alteration such that CAC shall comply with the governing law as it then exists, and all unaltered portions of paragraph 18 shall still apply.

borrower’s loan. The disclosure must be signed and dated by each borrower who purchases a VSC, and by a representative of the dealer, with copies to be provided to the purchaser and to CAC. (b) Offer to cancel. As promptly as practicable, but in any event no later than seven (7) days after CAC accepts assignment of a Massachusetts Loan that includes the purchase of a VSC, CAC will provide the customer, by regular mail to the customer's home address and by email where the customer has opted in to electronic mailings, with a clear and conspicuous, one-sided, single-page, standalone document that offers to cancel the VSC and refund the VSC payment, and, if the customer has opted in to text message alerts, provide the customer with notification via text message that the document has been sent. If the customer elects to cancel the VSC within the first 30 days from the contract date, CAC will reduce the account balance to reflect the VSC cancellation and will recalculate the monthly payments based on the original term and interest rate and the reduced account balance. Within 7 days of the customer’s election to cancel, CAC will send the customer a one-sided, single page written confirmation that the VSC has been canceled at the customer’s request and state the new account balance and the new monthly payment. (c) Disclosure and offer to cancel forms. The disclosure and offer to cancel shall be in the forms attached to this AOD as Exhibits 1 and 2, respectively.
III.COOPERATION AND RECORD KEEPING

20.CAC shall cooperate with the AGO in the implementation of this AOD and shall follow all implementation steps and protocols agreed to in writing with the AGO in order to facilitate the effective administration of this settlement. This shall include prompt effectuation of any payments referenced herein, completion of any requests for tradeline credit reporting deletions, and/or application of debt reductions relating to accounts as adopted as part of the implementation of this settlement. Agreements on implementation terms or procedures may be amended by a writing agreed to by the parties. CAC shall promptly comply with all reasonable requests by the AGO for documents or information related to the subject matter of this AOD. CAC shall create and maintain, for a period of at least three (3) years from the filing date of this AOD all records necessary to demonstrate CAC’s compliance with its obligations under this AOD and will provide such records to the AGO upon request.
IV.MISCELLANEOUS PROVISIONS

21.This AOD can be modified or supplemented only by a written document signed by both parties.
22.Should the Internal Revenue Service or the United States Treasury issue guidance, on or before the five year anniversary of this AOD, indicating that the type of debt relief provided pursuant to Paragraphs 16(b) or (c) is not considered taxable income, the AGO may provide CAC with a list of borrowers who would have received debt relief under Paragraph 16(b) or (c) had they elected to do so, and CAC shall waive their debts within 30 days of receiving such list.
23. This AOD is not intended to indicate that CAC, or any of its present or former employees, officers, directors, agents, subsidiaries and subdivisions, shareholders, successors, assigns, or any purchasers of all or substantially all of its business assets, shall be subject to any disqualifications contained in the federal securities laws, the rules and regulations thereunder, the rules and regulations of self-regulatory organizations or various states’ securities laws, including any disqualifications from relying upon registration exemptions or safe harbor provisions, or other federal or state law. In addition, this AOD is not intended to form the basis for any such disqualifications.

24.This AOD does not constitute an approval by the AGO of CAC’s business practices, and CAC shall make no representation or claim to the contrary. The AOD will be binding upon CAC and any of CAC’s agents, subsidiaries and subdivisions, successors, assigns, and/or purchasers of all or substantially all of CAC’s business assets.
25.The AGO may extend any deadline and may alter any procedure in this AOD, in each case, relating to the identification or eligibility of, communication with, or issuance of payments to settlement fund recipients in the AGO’s sole discretion.
26.The AOD and its provisions will be effective on the date that it is filed in the Superior Court for Suffolk County.
27.Nothing in this AOD is intended to waive the rights of third parties.
28.CAC represents and warrants that it has the full legal power, capacity, and authority to bind the parties for whom it is acting, including its subsidiaries.
29.The AGO agrees that all confidential information disclosed to it pursuant to CID in the course of the investigation and in connection with this AOD shall be kept confidential by the AGO to the degree provided by M.G.L. c. 93A, § 6.
30.By signing below, CAC agrees to comply with all of the terms of this AOD. The parties shall work together in good faith to try to resolve any disputes or disagreements with respect to the terms of this AOD. Any violation of this AOD may be pursued in a civil action or proceeding under M.G.L. c. 93A hereafter commenced by the AGO.
31.Notices relating to this AOD shall be sent as follows:
To CAC:
Erin J. Kerber
Chief Legal Officer
Credit Acceptance Corporation
25505 West Twelve Mile Road
Southfield, Michigan 48034

James R. Carroll
Skadden, Arps, Slate, Meagher & Flom LLP
500 Boylston Street
Boston, MA 02108

Patrick G. Rideout
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001

Anand S. Raman
Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, D.C. 20005

To the AGO:
Glenn Kaplan, Assistant Attorney General
Massachusetts Attorney General's Office
1 Ashburton Pl. 18th Floor
Boston, MA 02108

Signed this 31st day of August, 2021.

FOR CREDIT ACCEPTANCE CORPORATION

By: /s/ Erin J. Kerber

Erin J. Kerber
Chief Legal Officer
Credit Acceptance Corporation
25505 West Twelve Mile Road
Southfield, Michigan 48034

signed 9/1/2021

FOR ATTORNEY GENERAL,
MAURA HEALEY

By: /s/ Glenn Kaplan

Glenn Kaplan
BBO #567308
Assistant Attorney General
Massachusetts Attorney General’s Office
Insurance and Financial Services Division
1 Ashburton Place, 18th Floor
Boston, Massachusetts 02108
(617) 727-2200

Exhibit 1

IMPORTANT COMMONWEALTH OF MASSACHUSETTS VEHICLE SERVICE CONTRACT (VSC) DISCLOSURE

1.You do not have to purchase a VSC to obtain financing for your vehicle. The purchase of a VSC is entirely optional.

2.Your decision to purchase a VSC increases the total amount that you will have to pay after you have made all payments as scheduled by [$Bold].

3.A VSC pays only for repairs specified in the written contract, which also contains a list of exclusions that the VSC does not cover. A portion of the amount paid for the VSC will be used to pay fees and/or expenses associated with the VSC.

If you have any questions about this disclosure or about the VSC purchase, you may call Credit Acceptance at 800-634-1506.

I am signing this document because I understand that I am not required to purchase a Vehicle Service Contract. By signing this document, I am expressing my intent to purchase a Vehicle Service Contract. I also understand that I will be given a copy of this document for my records.

                ______________________________    ______________
                [Customer’s Signature]                Date

I am signing this document as a representative of the Dealer to state that the Dealer has not required the purchase of a Vehicle Service Contract.

                ______________________________    ______________
                [Dealer’s Representative Signature]            Date

If you have any questions or concerns about this transaction, you may also address them to: Commonwealth of Massachusetts, Insurance and Financial Services Division, 1 Ashburton Place, 18th Floor, Boston, Massachusetts 02108, 888-830-6277.

Exhibit 2

IMPORTANT OFFER TO CANCEL VEHICLE SERVICE CONTRACT (VSC) AND RECEIVE FULL REFUND

1.You purchased a VSC for your vehicle. Your VSC was optional and you were not required to purchase the VSC to obtain financing for your vehicle.

2. You may cancel your VSC for a full refund by calling the number below before [INSERT DATE]:4

Cancellation Phone Number: 800-634-1506
3. If you cancel your VSC by [INSERT DATE],5 Credit Acceptance will reduce the total amount that you will have to pay after you have made all payments as scheduled by [$Bold]. Your new monthly payment will be [$Bold].

If you have any questions about this cancellation offer or about your VSC purchase, you may call Credit Acceptance at 800-634-1506.

If you have any questions or concerns about this transaction, you may also address them to: Commonwealth of Massachusetts, Insurance and Financial Services Division, 1 Ashburton Place, 18th Floor, Boston, Massachusetts 02108, 888-830-6277.
4 [30 days after the contract date.]
5 [Same as the date in paragraph 2.]